UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 13, 2015 (February 12, 2015)

Date of Report (Date of earliest event reported)

Huron Consulting Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

550 West Van Buren Street

Chicago, Illinois

60607

(Address of principal executive offices)

(Zip Code)

(312) 583-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On February 12, 2015, Huron Consulting Group Inc. (the “Company”) completed its previously announced acquisition of Studer Holdings, Inc., a Delaware corporation (“Studer Holdings”), pursuant to an Agreement and Plan of Merger (“Merger Agreement”) among the Company, Studer Holdings, Texas Acquisition Inc., a Delaware corporation and wholly owned subsidiary of the Company (“MergerCo”), and Fortis Advisors LLC, a Delaware limited liability company, solely in the capacity as stockholders’ and optionholders’ representative thereunder.

Pursuant to the terms of the Merger Agreement, MergerCo merged with and into Studer Holdings, with Studer Holdings continuing as the surviving corporation and a wholly owned subsidiary of the Company (the “Merger”). Also as a result of the Merger, Studer Holdings’ wholly owned direct and indirect subsidiaries, including The Studer Group, L.L.C., became indirect wholly owned subsidiaries of the Company.

Subject to the terms and conditions of the Merger Agreement, the Company acquired Studer Holdings for the base purchase price of $325 million, consisting of $323 million in cash and $2 million in Company common stock, which purchase price is further subject to certain expense reimbursements, adjustments and escrow arrangements. The Merger Agreement contains customary representations, warranties, covenants and obligations for transactions of this type. Pursuant to the Merger Agreement, the Company and Studer Holdings have agreed to indemnify the other party for any breach of such party’s representations, warranties and covenants contained in the Merger Agreement, subject to varying survival periods and applicable negotiated caps, baskets, claims procedures and other limitations.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Cautionary Note Regarding the Merger Agreement

The Merger Agreement has been incorporated by reference to provide investors and security holders with information regarding its terms and conditions and is not intended to provide any factual information about the Company or Studer Holdings. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk, rather than establishing matters as facts. Accordingly, investors and security holders should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts, since they were made only as of the date of the Merger Agreement and are modified in important part by the underlying confidential disclosure schedules.

Forward-Looking Statements

Statements in this Current Report on Form 8-K, including the information incorporated by reference herein, that are not historical in nature, including with respect to the effects of the Merger, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, including, among others, the ability to successfully integrate Studer Group and to achieve expected benefits, failure to retain employees of Studer Group and those described under “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and under

“Item 1A. Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, that may cause actual results to be materially different from any anticipated results expressed or implied by these forward-looking statements. The Company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

Item 8.01. Other Events.

On February 13, 2015, the Company issued a press release announcing the closing of the Merger. A copy of the press release relating to the closing of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The required financial statements for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The required pro forma financial information for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of January 26, 2015, by and among Huron Consulting Group Inc., Texas Acquisition Inc., Studer Holdings and Fortis Advisors LLC, solely in the capacity as stockholders’ and optionholders’ representative thereunder*

99.1	Press release, dated February 13, 2015

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date: February 13, 2015	/s/ C. Mark Hussey
C. Mark Hussey
Executive Vice President, Chief Operating Officer,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of January 26, 2015, by and among Huron Consulting Group Inc., Texas Acquisition Inc., Studer Holdings and Fortis Advisors LLC, solely in the capacity as stockholders’ and optionholders’ representative thereunder*

99.1	Press release, dated February 13, 2015

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the U.S. Securities and Exchange Commission.